Q4 and Fiscal Year 2025 Financial Results Conference Call May 28, 2025 Kristine MoserGregory RustowiczDavid Wilson President & Chief Executive Officer Executive Vice President Finance & Chief Financial Officer Vice President, Investor Relations & Treasurer

Safe Harbor Statement 2 This presentation and the accompanying oral discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Columbus McKinnon to differ materially from any results expressed or implied by such forward-looking statements. Such forward-looking statements include, among others, statements regarding (1) our strategy, outlook and growth prospects, including fiscal year 2026 net sales growth, Adjusted EPS guidance, and associated assumptions; (2) our operational and financial targets and capital allocation policy; (3) general economic trends, global policy, including tariff policy, trends in our industry and markets; (4) the amount of debt to be paid down by the Company during fiscal year 2026; (6) the competitive environment in which we operate, are forward looking statements; (7) the risk that the cost synergies and any revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized, (8) disruption to the parties' businesses as a result of the announcement and pendency of the transaction, (9) the risk that the integration of Kito Crosby's business and operations into Columbus McKinnon will be materially delayed or will be more costly or difficult than expected, or that Columbus McKinnon is otherwise unable to successfully integrate Kito Crosby's businesses into its own, including as a result of unexpected factors or events; (10) the ability by each of Columbus McKinnon and Kito Crosby to obtain required governmental approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Columbus McKinnon after the closing of the transaction or adversely affect the expected benefits of the transaction; (11) the failure of the closing conditions in the purchase agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement, and (12) general competitive, economic, political and market conditions and other factors that may affect future results of Columbus McKinnon and Kito Crosby. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Non-GAAP Financial Measures and Forward-looking Non-GAAP Financial Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating Columbus McKinnon and Kito Crosby’s performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures are noted and reconciliations of comparable historical GAAP measures with historical non-GAAP financial measures can be found in tables either included in the Supplemental Information portion of this presentation or our filings with the Securities and Exchange Commission.

FY25 Year End Review 31 Each expense item listed above is being presented in a tax effected manner using a 6.7% tax rate 2 Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation Record orders and strong backlog • Orders of $1.0B, up 3% (including -1% FX impact) driven by growth of 8% in project-related business and 19% in precision conveyance • Orders strong in Q4 at $264M, up 2% (including -2% FX impact) led by precision conveyance and automation, both up 14% • Book to Bill of 1.04x with Q4 of 1.07x • Backlog of $323M increased $42M or 15% versus prior year driven by higher mix of project orders Sales impacted by FX, mix shift to project orders and short-cycle softness • Net Sales of $963M, down 5% (including -1% FX impact) Net loss impacted by non-cash and other unique items • Net loss of $5M with a net margin of (0.5%) includes $22M non-cash pension settlement costs, $16M factory consolidation costs, $13M Monterrey, MX start-up costs and $10M of costs related to the pending acquisition of Kito Crosby1 Adjusted EBITDA2 of $150M and Adjusted EBITDA Margin2 of 15.6% impacted by lower volume and mix of product shipments Repaid $60M of debt in FY25, including $15M in Q4 Record Orders Reflect Traction of Commercial Initiatives and Project-Related Growth; Project Mix Shifted Sales from FY25 to FY26

4 Compelling Strategic and Financial Rationale Pathway and Progress to Close Committed financing has been successfully syndicated, including a new $500M revolving credit facility 13 of 14 regulatory and financial filings approved and U.S. HSR filing submitted  Integration planning progress continued with cross-functional synergy planning meeting, site visits and leadership meetings • Constructive HSR conversations ongoing with the DOJ • Advancing preparation for required SEC reporting post deal closing • Integration planning continues with focus on synergy achievement and business integration • Permanent financing expected to be secured prior to deal close Continued Progress Towards Closing in Late 2025 Enhances scale and strengthens competitiveness – broader product portfolio, enhanced operational capabilities and geographic reach that lead to improvements in customer experience Growth supported by tailwinds from industry megatrends – automation, reshoring and infrastructure investment tailwinds to drive long-term growth and competitive differentiation Highly attractive financial profile – expected to more than double the size of the company with 23% Adjusted EBITDA Margin1 Value creation with significant synergies – substantial cost savings + potential upside from revenue synergies Strong cash flow enables de-leveraging and capacity to reinvest in intelligent motion strategy over time + Kito Crosby Acquisition Update 1 Adjusted EBITDA is a non-GAAP financial measure. See supplemental information for additional information on non-GAAP financial measures. Forward-looking guidance for Adjusted EBITDA is made in a manner consistent with the relevant definitions and assumptions noted herein, but a reconciliation is not available on a forward-looking basis without unreasonable effort.

5 Impact of Tariffs EBITDA Impact1 ($M)Import Flow $12To 10Indirect Sourcing1 4To 4To 4To 3To 1To 1To 1Other Countries To 0To Other $40MImport EBITDA Impact  Tariff impacts ($40M EBITDA):  Tariff impact on imports to the U.S.  Announced reciprocal tariffs  Tariff impact from third party sourcing  Pass through tariffs on product from local distributors and parts providers  Mitigation actions:  Surcharge additions  Price increases  Supply chain realignment  Production relocation on specific lines  Productivity improvements  EBITDA impacts:  Expect tariffs to negatively impact H1 FY26 due to a limited ability to add surcharges and adjust price on older orders  Anticipate profit neutrality on tariffs by H2 FY26 Expect to Offset ~$40M EBITDA Impact Through Mitigation Actions by H2 FY26; $10M EBITDA Headwind to H1 FY26 1 Indirect Sourcing represents products sourced from variety of countries through a domestic supplier, rather than directly through Columbus McKinnon.

$969.9 $1,001.4 0.96x 1.04x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x 1.60x 1.80x 2.00x $- $200.0 $400.0 $600.0 $800.0 $1,000.0 FY24 FY25 Orders and Backlog 6 $144.6 $190.3 $136.2 $132.2 $280.8 $322.5 Q4 FY24 Q4 FY25 Book:Bill $258.1 $264.3 0.97x 1.07x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x 1.60x 1.80x 2.00x $ - $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 Q4 FY24 Q4 FY25 Short Term Long Term1 1 Long term backlog is expected to ship beyond three months Solid Q4 Order Performance with Strength In Project-Related Orders; Backlog Remains Healthy Solid Q4 FY25 orders with a Book to Bill of 1.07x  Q4 FY25 Orders up 2% Y/Y; Included a (2%) FX impact  Project-related orders grew 7% Y/Y given traction on commercial initiatives  Short-cycle orders down 2% Delivered record orders of $1.0B in FY25 with a Book to Bill of 1.04x  FY25 Orders up 3% Y/Y; Included a (1%) FX impact  Project-related orders grew 8% Y/Y given traction on commercial initiatives  Short-cycle orders down 1% Y/Y Backlog remains healthy, up 15% Y/Y  Project-related backlog increased 16% Y/Y  Short-cycle backlog increased 12% Y/Y ($ in millions, $M) BacklogAnnual OrdersQuarterly Orders

Net Sales

($ in millions, $M)

Q4 FY25 Net Sales Bridge



$265.5
$2.9
$(17.3)
$(4.2)
$246.9
Q4 FY24
Pricing
Volume
FX
Q4 FY25

FY25 Net Sales Bridge



$1,013.5
$12.5
$2.7
$(60.2)
$(5.5)
$963.0
FY24
Pricing
Acquisition
Volume
FX
FY25

Q4 FY25 net sales decreased Y/Y due to:

- Short-cycle down 11% Y/Y impacted by U.S. policy uncertainty and lower demand in Europe
- Project-related sales down 4%
- Negative 2% FX impact
- Partially offset by price increases

FY25 net sales decreased Y/Y due to:

- Short-cycle down 7% Y/Y impacted by U.S. policy uncertainty and lower demand in Europe
- Project-related sales down 3% driven a delay in project timing
- Partially offset by price increases

Volume Impacted by Lower Short-Cycle Orders in H2 FY25 and EMEA Project Phasing

7

Gross Profit & Margin

($ in millions, $M)

Q4 FY25 Gross Profit



$94.3
35.5%
Q4 FY24
$2.0
Pricing, Net of Mfg Cost Changes
($11.0)
Sales Volume & Mix
($4.4)
Factory Consolidation & Monterrey Start-Up Costs
($1.1)
FX Impact
$79.8
32.3%
Q4 FY25
Gross Margin

FY25 Gross Profit



$374.8
37.0%
FY24
$9.5
Pricing, Net of Mfg Cost Changes
($33.0)
Sales Volume & Mix
($22.1)
Includes $9.6M of non-cash impairments
Factory Consolidation & Monterrey Start-Up Costs
($1.5)
FX Impact
($2.0)
Other
$325.7
33.8%
FY25
Gross Margin

Q4 FY25 gross margin of 32.3% and Adjusted Gross Margin[1] of 35.2%

- **Gross profit of $79.8M impacted by:**
  - Factory consolidation and Monterrey, MX start-up costs
- **Adjusted Gross Profit[1] of $87.0M lower Y/Y due to:**
  - Sales volume & mix
  - Partially offset by higher pricing net of manufacturing cost changes

FY25 gross margin of 33.8% and Adjusted Gross Margin[1] of 36.6%

- **Gross profit of $325.7M impacted by:**
  - Factory consolidation and Monterrey, MX start-up costs
- **Adjusted Gross Profit[1] of $352.2M lower Y/Y due to:**
  - Sales volume & mix
  - Partially offset by higher pricing net of manufacturing cost changes

Adjusted Gross Margin[1] Impacted by Sales Volume and Mix Given Shift to Project-Related Orders

[1] Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

8

$228.3 $219.9 $238.3 $241.2 FY24 FY25 $58.5 $55.5 $61.4 $67.5 Q4 FY24 Q4 FY25 RSG&A 9 25.0%23.5%27.3%23.1%RSG&A as a % of sales 22.8%22.5%22.5%22.0%Adjusted RSG&A1 as a % of sales 1 Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation Annual RSG&AQuarterly RSG&A Q4 FY25 RSG&A included:  $11.0M of costs related to pending acquisition Q4 FY25 Adjusted RSG&A1 decreased $3.0M Y/Y driven by cost savings FY25 RSG&A included:  $11.0M of costs related to pending acquisition  $5.9M of factory consolidation and Monterrey start-up costs FY25 Adjusted RSG&A1 decreased $8.4M Y/Y driven by:  $8.8M of reduced G&A expense  $2.6M R&D savings from our center of excellence strategy Effectively Managing Costs in a Dynamic Environment 1 Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation ($ in millions, $M) Adjusted1 GAAP

Operating Income

($ in millions, $M)



Quarterly Operating Income
Annual Operating Income
$31.1
$25.4
$24.1
$4.9
$120.7
$107.1
$102.3
$54.6
Adjusted¹
GAAP
Q4 FY24
Q4 FY25
FY24
FY25

	Q4 FY24	Q4 FY25	FY24	FY25
Operating Margin	9.6%	2.0%	10.6%	5.7%
Adj. Operating Margin[1]	11.7%	9.8%	11.9%	10.6%

Q4 FY25 operating income of $4.9M included:

- $11.0M of costs related to pending acquisition
- $8.2M of factory consolidation & Monterrey, MX start-up costs

Q4 FY25 Adjusted Operating Income[1] of $24.1M with Y/Y impacts from:

- $11.0M impact from lower sales volume and mix
- Partially offset by lower RSG&A expenses and price increases

FY25 operating income of $54.6M included:

- $31.3M of factory consolidation & Monterrey, MX start-up costs
- $11.0M of costs related to pending acquisition
- $2.5M of business realignment costs
- $2.9M of other adjusted items

FY25 Adjusted Operating Income[1] of $102.3M with Y/Y impacts from:

- $33.0M impact from lower sales volume and mix
- Partially offset by lower RSG&A expenses and price increases

FY25 Adjusted Operating Margin[1] Impacted by Lower Sales Volume

[1] Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

10

Earnings Per Share

Quarterly Diluted EPS



$0.75
$0.41
$0.60
$(0.09)
Q4 FY24
Q4 FY25

Annual Diluted EPS



$2.86
$1.61
$2.48
$(0.18)
FY24
FY25
Adjusted[1]
GAAP

($ in millions, $M)	Q4 FY24	Q4 FY25	FY24	FY25
Net Income	$11.8	($2.7)	$46.6	($5.1)
Adj. Net Income[1]	$21.8	$17.3	$83.0	$71.9

Q4 FY25 EPS included non-cash & unique items:
- Costs related to pending acquisition
- Factory consolidation and Monterrey, MX start-up costs

Q4 FY25 Adjusted EPS[1] of $0.60 includes:
- Lower sales volume and mix
- Partially offset by lower RSG&A expenses, price increases and lower interest expense

FY25 EPS included non-cash & unique items:
- Factory consolidation and Monterrey, MX start-up costs
- Non-cash pension settlement costs
- Costs related to pending acquisition

FY25 Adjusted EPS[1] of $2.48 includes:
- Lower sales volume and mix
- Partially offset by lower RSG&A expenses, price increases and lower interest expense

FY25 Adjusted EPS[1] Reflects Lower Volume and Mix Partially Offset by Cost Management, Price Increases and Lower Interest Expense

[1] Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

11

$166.7 $150.5 FY24 FY25 Adjusted EBITDA 12 $43.0 $36.1 Q4 FY24 Q4 FY25 15.6%16.4%14.6%16.2%Adj. EBITDA Margin1 Q4 FY25 Adjusted EBITDA1 of $36.1M includes:  $11.0M impact from lower sales volume and mix  Partially offset by lower RSG&A expenses, and price increases FY25 Adjusted EBITDA1 of $150.5M includes:  $33.0M impact from lower sales volume and mix  Partially offset by lower RSG&A expense and price increases Continued focus on margin expansion over time  Operating leverage on increased scale to drive margin expansion  80/20 and cost saving initiatives ($ in millions, $M) Annual Adjusted EBITDA1Quarterly Adjusted EBITDA1 FY25 Adjusted EBITDA Margin1 of 15.6% 1 Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

Cash Flow

($ in millions, $M)

Quarterly Free Cash Flow[1] | **Annual Free Cash Flow[1]**



$30.1
$29.5
$42.4
$24.2

	Q4 FY24	Q4 FY25	FY24	FY25
Net cash provided by operating activities	**$ 38.6**	**$ 35.6**	**$67.2**	**$45.6**
Capital Expenditures	8.5	6.1	24.8	21.4
Free Cash Flow[1]	**$ 30.1**	**$ 29.5**	**$42.4**	**$24.2**

Note: Components may not sum due to rounding

FY25 net cash provided by operations of $45.6M and Free Cash Flow[1] of $24.2M includes:

- $16.9M due to timing of unbilled over time revenue recognition on large projects
- $11.7M higher inventory due to timing of large orders and higher stocking to facilitate the footprint consolidation

Repaid $60M of debt, including $15M in Q4

Credit Agreement Net Leverage[1] of 3.1x

CAPITAL ALLOCATION PRIORITIES

1. Debt Reduction
   - Primary allocation strategy for significant Free Cash Flow[1] generation
   - History of acquisitions followed by de-levering
   - Debt structure built to facilitate debt paydown
2. Growth
   - Investment to drive sales growth and margin improvement
3. Dividend
   - Continue track record of consistent dividend
4. M&A
   - Significant FCF supports investment in intelligent motion strategy over the long-term

FY25 Free Cash Flow[1] of $24.2M Reflects Growth in Project Business and Higher Stocking to Support Footprint Consolidation

[1] Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

13

FY2026 Guidance 14 Net Sales Growth Flat to slightly up Adjusted EPS1 Flat to slightly up Fiscal Year 2026 Guidance Guidance Assumptions:  ~$35M of interest expense  ~$30M of amortization  ~25% effective tax rate  ~29.0M diluted average shares outstanding  Guidance contemplates the following impacts:  Tariffs are expected to be a $0.20 to $0.30 per share headwind to Adjusted EPS1 in H1 FY26 due to timing of tariff costs relative to surcharge implementation and price increases  Tariff profit neutrality expected by H2 FY26.  Guidance only reflects what is currently known about the tariff policy environment, which has remained volatile to date and may impact supply chain costs and product availability  Guidance for fiscal 2026 does not contemplate the impact of the pending Kito Crosby acquisition 1 Adjusted EPS is a non-GAAP financial measure. See supplemental information for additional information on non-GAAP financial measures. Forward-looking guidance for Adjusted EPS is made in a manner consistent with the relevant definitions and assumptions noted herein, but a reconciliation is not available on a forward-looking basis without unreasonable effort. Full Year Guidance for FY26 Excludes the Pending Acquisition

Supplement

Non-GAAP Measures 16 The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this presentation. The non-GAAP financial measures in this presentation may differ from similarly titled measures used by other companies.  Adjusted Gross Profit and Adjusted Gross Margin  Adjusted RSG&A and Adjusted RSG&A as a Percentage of Sales  Adjusted Operating Income and Adjusted Operating Margin  Adjusted Net Income and Adjusted EPS  Adjusted EBITDA and Adjusted EBITDA Margin  Free Cash Flow  Net Debt and Net Leverage Ratio Forward-Looking: The Company has not reconciled the Adjusted EPS guidance to the most comparable GAAP financial measure because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measure. Forward-looking guidance regarding Adjusted EPS for fiscal 2026 is made in a manner consistent with the relevant definitions and assumptions noted herein. Forward looking guidance regarding Adjusted EBITDA Margin for the proforma combination of Columbus McKinnon and the Kito Crosby acquisition is made in a manner consistent with the relevant definitions and assumptions noted herein.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted Gross Margin

($ in thousands)	Quarter		Year	
	Q4 FY24	Q4 FY25	FY24	FY25
Gross profit	$ 94,315	$ 79,810	$ 374,838	$ 325,680
Add back (deduct):				
Business realignment costs	—	—	346	994
Hurricane Helene cost impact	—	—	—	171
Factory and warehouse consolidation costs	262	4,120	262	15,439
Monterrey, MX new factory start-up costs	2,552	3,058	2,987	9,906
Adjusted Gross Profit	$ 97,129	$ 86,988	$ 378,433	$ 352,190
Net sales	$ 265,504	$ 246,889	$ 1,013,540	$ 963,027
Gross margin	35.5%	32.3%	37.0%	33.8%
Adjusted Gross Margin	36.6%	35.2%	37.3%	36.6%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's gross profit and gross profit margin to the historical periods' gross profit and gross margin, as well as facilitates a more meaningful comparison of the Company's gross profit and gross profit margin to that of other companies.

17

Non-GAAP Measures: Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales

($ in thousands)	Quarter		Year	
	Q4 FY24	Q4 FY25	FY24	FY25
RSG&A	$ 61,353	$ 67,481	$ 238,294	$ 241,161
Add back (deduct):				
Acquisition deal and integration costs	(3)	(11,014)	(3,211)	(11,014)
Business realignment costs	—	(399)	(1,521)	(1,523)
Headquarter relocation costs	(175)	(51)	(2,059)	(373)
Factory and warehouse consolidation	(283)	(869)	(482)	(2,107)
Cost of debt repricing	(1,190)	—	(1,190)	—
Mexico customs duty assessment	—	433	—	(1,067)
Customer bad debt[1]	—	—	—	(1,299)
Monterrey, MX new factory start-up costs	(1,182)	(103)	(1,502)	(3,842)
Adjusted RSG&A	$ 58,520	$ 55,478	$ 228,329	$ 219,936
Net sales	$ 265,504	$ 246,890	$ 1,013,540	$ 963,027
RSG&A as a percent of sales	23.1%	27.3%	23.5%	25.0%
Adjusted RSG&A as a Percent of Sales	22.0%	22.5%	22.5%	22.8%

[1] *Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025*

Adjusted RSG&A is defined as selling, general and administrative, and research and development (RSG&A) expenses as reported, adjusted for certain items. Adjusted RSG&A as a Percent of Sales is defined as Adjusted RSG&A divided by net sales. Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales are not measures determined in accordance with GAAP and may not be comparable with Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter and year's RSG&A and RSG&A as a Percent of Sales to the historical periods' RSG&A and RSG&A as a Percent of Sales, as well as facilitates a more meaningful comparison of the Company's RSG&A and RSG&A as a Percent of Sales to that of other companies.

18

Non-GAAP Measures: Adjusted Operating Income and Adjusted Operating Margin

($ in thousands)	Quarter		Year	
	Q4 FY24	Q4 FY25	**FY24**	**FY25**
Income from operations	$ 25,437	$ 4,931	$ 107,148	$ 54,573
Add back (deduct):				
Acquisition deal and integration costs	3	11,014	3,211	11,014
Business realignment costs	—	399	1,867	2,517
Headquarter relocation costs	175	51	2,059	373
Hurricane Helene cost impact	—	—	—	171
Factory and warehouse consolidation	545	4,989	744	17,546
Cost of debt repricing	1,190	—	1,190	—
Mexico customs duty assessment	—	(433)	—	1,067
Customer bad debt[1]	—	—	—	1,299
Monterrey, MX new factory start-up costs	3,734	3,161	4,489	13,748
Adjusted Operating Income	$ 31,084	$ 24,112	$ 120,708	$ 102,308
Net sales	$ 265,504	$ 246,889	$1,013,540	$ 963,027
Operating margin	9.6%	2.0%	10.6%	5.7%
Adjusted Operating Margin	11.7%	9.8%	11.9%	10.6%

[1] *Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025*

Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter and year's income from operations and operating margin to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company's income from operations and operating margin to that of other companies.

19

Non-GAAP Measures: Adjusted Net Income and Adjusted EPS

($ in thousands, except per share data)	Quarter		Year	
	Q4 FY24	**Q4 FY25**	**FY24**	**FY25**
Net income	$ 11,809	$ (2,684)	$ 46,625	$ (5,138)
Add back (deduct):				
Amortization of intangibles	7,525	7,398	29,396	29,946
Acquisition deal and integration costs	3	11,014	3,211	11,014
Business realignment costs	—	399	1,867	2,517
Headquarter relocation costs	175	51	2,059	373
Hurricane Helene cost impact	—	—	—	171
Non-cash pension settlement expense	385	—	4,984	23,634
Factory and warehouse consolidation	545	4,989	744	17,546
Monterrey, MX new factory start-up costs	3,734	3,161	4,489	13,748
Cost of debt repricing and refinancing	1,190	—	1,190	—
Tax indemnification payment owed	1,192	—	1,192	—
Mexico customs duty assessment	—	(433)	—	1,067
Customer bad debt[1]	—	—	—	1,299
Normalize tax rate to 25%[2]	(4,767)	(6,580)	(12,763)	(24,319)
Adjusted Net Income	$ 21,791	$ 17,315	$ 82,994	$ 71,858
GAAP average shares outstanding	29,129	28,615	29,026	28,738
Add back:				
Effect of diluted share-based awards	—	174	—	250
Adjusted Diluted Shares Outstanding	29,129	28,789	29,026	28,988
GAAP EPS	$ 0.41	$ (0.09)	$ 1.61	$ (0.18)
Adjusted EPS	$ 0.75	$ 0.60	$ 2.86	$ 2.48

[1]Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025.
[2]Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income is defined as net income (loss) as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as average diluted shares outstanding adjusted for the effect of dilutive share-based awards. Adjusted EPS is defined as Adjusted Net Income per Adjusted Diluted Shares Outstanding. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of current periods' net income (loss), average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss), average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company's net income (loss) and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company's strategy to grow through acquisitions as well as organically.

20

Non-GAAP Measures: Adjusted EBITDA and Adjusted EBITDA Margin

($ in thousands)	Quarter		Year	
	Q4 FY24	Q4 FY25	FY24	FY25
Net income	$ 11,809	$ (2,684)	$ 46,625	$ (5,138)
Add back (deduct):				
Income tax expense (benefit)	2,497	(809)	14,902	(367)
Interest and debt expense	9,169	8,141	37,957	32,426
Investment (income) loss	(547)	(429)	(1,759)	(1,302)
Foreign currency exchange (gain) loss	752	449	1,826	3,179
Other (income) expense, net	1,757	263	7,597	25,775
Depreciation and amortization expense	11,893	11,957	45,945	48,187
Acquisition deal and integration costs	3	11,014	3,211	11,014
Business realignment costs	—	399	1,867	2,517
Factory and warehouse consolidation	545	4,989	744	17,546
Headquarter relocation costs	175	51	2,059	373
Hurricane Helene cost impact	—	—	—	171
Cost of debt repricing and refinancing	1,190	—	1,190	—
Mexico customs duty assessment	—	(433)	—	1,067
Customer bad debt[1]	—	—	—	1,299
Monterrey, MX new factory start-up costs	3,734	3,161	4,489	13,748
Adjusted EBITDA	$ 42,977	$ 36,069	$ 166,653	$ 150,495
Net sales	$ 265,504	$ 246,889	$ 1,013,540	$ 963,027
Net income margin	4.4%	(1.1)%	4.6%	(0.5)%
Adjusted EBITDA Margin	16.2%	14.6%	16.4%	15.6%

[1]Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025.

Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company's financial statements.

21

Non-GAAP Measures: Free Cash Flow (FCF) and Free Cash Flow Conversion 22 Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. Free Cash Flow Conversion is defined as Free Cash Flow divided by net income. Free Cash Flow and Free Cash Flow Conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow and Free Cash Flow Conversion, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ Free Cash Flow and Free Cash Flow Conversion to Free Cash Flow and Free Cash Flow Conversion for historical periods. YearQuarter($ in thousands) 20252024Q4 FY25Q4 FY24 $ 45,612$ 67,198 $ 35,613$ 38,607 Net cash provided by (used for) operating activities (21,411)(24,813)(6,145)(8,479)Capital expenditures $ 24,201 $ 42,385 $ 29,468$ 30,128Free Cash Flow (FCF) $ (5,138) $ 46,625Net income (471)%91%Free Cash Flow Conversion

Non-GAAP Measures: Net Debt and Net Leverage Ratio

($ in thousands)	Trailing Twelve Month	
	Q4 FY24	Q4 FY25
Net income	$ 46,625	$ (5,138)
Add back (deduct):		
Annualize EBITDA for montratec[1]	1,331	—
Annualize synergies for montratec[1]	73	—
Income tax expense (benefit)	14,902	(367)
Interest and debt expense	37,957	32,426
Non-cash pension settlement	4,984	23,634
Amortization of deferred financing costs	2,349	2,487
Stock compensation expense	12,039	6,256
Depreciation and amortization expense	45,945	48,187
Acquisition deal and integration costs	3,211	11,014
Business realignment costs	1,867	2,517
Excluded business realignment costs[2]	—	(1,386)
Monterrey, MX new factory start-up costs	4,489	13,748
Excluded Monterrey, MX new factory start-up costs[3]	—	(10,622)
Factory and warehouse consolidation	744	17,546
Headquarter relocation costs	2,059	373
Cost of debt repricing	1,190	—
Mexico customs duty assessment	—	1,067
Customer bad debt[4]	—	1,299
Hurricane Helene Impact	—	171
Other excluded costs[3]	—	(4,575)
Credit Agreement TTM Adjusted EBITDA	$ 179,765	$ 138,637
Total debt	530,236	470,975
Standby letters of credit	15,368	15,417
Cash and cash equivalents	(114,126)	(53,683)
Net Debt	$ 431,478	$ 432,709
Net Leverage Ratio	2.4x	3.1x

Net Debt is defined in the credit agreement as total debt plus standby letters of credit, net of cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by the Credit Agreement Trailing Twelve Month ("TTM") Adjusted EBITDA. Credit Agreement TTM Adjusted EBITDA is defined in the Company's credit agreement as net income adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Net Debt, Net Leverage Ratio and Credit Agreement TTM Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Net Debt, Net Leverage Ratio and Credit Agreement TTM Adjusted EBITDA are important for investors and other readers of the Company's financial statements.

[1] EBITDA is normalized to include a full year of the acquired entity and assumes all cost synergies are achieved in fiscal year 2024.

[2] The Company's credit agreement definition of Adjusted EBITDA excludes certain acquisition deal and integration costs and business realignment costs that are incurred beyond one year after the close of an acquisition.

[3] The Company's credit agreement definition of Adjusted EBITDA excludes any cash restructuring costs in excess of $10 million per fiscal year.

[4] Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025.

23